UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2008

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas	71601
(Address of principal executive offices)	(Zip Code)

(870) 541-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM: 8.01              OTHER EVENTS

The following is the text of a press release issued by the registrant at 3:15 P.M. Central Time on April 25, 2008.

SIMMONS FIRST TO PRESENT AT GULF SOUTH BANK CONFERENCE

Pine Bluff, AR – Simmons First National Corporation (NASDAQ GS: SFNC) today announced that J. Thomas May, Chairman and Chief Executive Officer and David L. Bartlett, President and Chief Operating Officer, are scheduled to present at the Gulf South Bank Conference to be held April 30 – May 1, 2008 in New Orleans, Louisiana.

Simmons First is scheduled to present on Wednesday, April 30 at 8:45 a.m. Central Time, to be followed by a question and answer session. The presentation slides and audio webcast will be available through Simmons First’s web site at www.simmonsfirst.com and will be archived and available for replay for approximately 30 days.

Simmons First National Corporation is an Arkansas based financial holding company with eight community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas. The Company’s eight banks conduct financial operations from 89 offices, of which 85 are financial centers, in 48 communities.

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FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Senior Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

Date:	April 25, 2008	/s/ Robert A. Fehlman
Robert A. Fehlman, Executive Vice President and Chief Financial Officer